UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2013

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Amendment of a Material Definitive Agreement
Amended and Restated Receivables Purchase Agreement.
On June 3, 2013, the Company, CB Funding, the various Purchasers and Purchaser Agents identified therein (including Regions Bank (who acquired all of the rights and obligations of Wells Fargo Bank, National Association under the Amended and Restated Receivables Purchase Agreement originally entered into on June  6, 2011)) and PNC Bank, National Association, as administrator for each Purchaser Group (“Administrator”) entered into the Fourth Amendment to the Amended and Restated Receivables Purchase Agreement (the “Fourth Amendment”). The Fourth Amendment amends the Company's Amended and Restated Receivables Purchase Agreement: (i) to reflect the joinder of Regions Bank to the Amended and Restated Receivables Purchase Agreement; (ii) to replace, amend and add certain provisions and definitions to the Amended and Restated Receivables Purchase Agreement to increase the credit availability under the facility and to increase Purchase Limit from $105 million to $120 million; and (iii) to extend the Purchase Termination Date from June 3, 2013 to June 2, 2014 and to extend the Facility Termination Date from June 4, 2014 to June 2, 2016.
A copy of the Fourth Amendment is attached to the Current Report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

99.1
Fourth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2013, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell, Inc., as Servicer, the various Purchasers and Purchaser Agents identified therein, and PNC Bank, National Association, as Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	June 6, 2013	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit        Exhibit
No.

99.1
Fourth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2013, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell, Inc., as Servicer, the various Purchasers and Purchaser Agents identified therein, and PNC Bank, National Association, as Administrator.

3